Exhibit 10.4

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

This Amended and Restated Registration Rights Agreement (this “Agreement”) is entered into as of July 1, 2015 by and among China Risk Finance LLC, a Delaware limited liability company (the “Company”) and each of the investors holding Series A Convertible Preferred Shares, Series B Convertible Preferred Shares and Series C Convertible Preferred Shares of the Company listed on Schedule I hereto (collectively, the “Investors”) and any additional Investor that becomes a party to this Agreement by executing and delivering to the Company a counterpart signature page in the form attached hereto on Schedule II (which such person shall thereupon be deemed an “Investor” for all purposes of this Agreement). For purposes of this Agreement and to the extent the context may so require, the term “Company” shall mean the Company and any corporate successor of the Company.

Introduction

WHEREAS, the Company issued Series A Convertible Preferred Shares to certain of the Investors (the “Series A Investors”) pursuant to a Series A Preferred Share Purchase Agreement dated November 15, 2005 and in connection therewith, the Company and the Series A Investors entered into a Registration Rights Agreement dated as of November 15, 2005 (the “Series A Agreement”);

WHEREAS, the Company issued Series B Convertible Preferred Shares to certain of the Investors (the “Series B Investors”) pursuant to a Series B Preferred Share Purchase Agreement dated October 17, 2007 and in connection therewith, the Company, the Series A Investors and the Series B Investors entered into an Amended and Restated Registration Rights Agreement dated as of October 17, 2007 (the “Series B Agreement”), which amended and restated the Series A Agreement in its entirety;

WHEREAS, the undersigned includes: (i) the Company, (ii) the holders of a majority of the Registrable Securities (as such term is defined in the Series B Agreement), and (iii) the holders of a majority of the Series B Registrable Securities (as such term is defined in the Series B Agreement), and the Company, the Series A Investors and the Series B Investors desire to amend and restate the Series B Agreement in its entirety as set forth herein and to accept the rights created pursuant to this Agreement in lieu of the rights granted to them under the Series B Agreement;

WHEREAS, the Investors and certain other securityholders of the Company have entered into an Amended and Restated Investor Rights Agreement with the Company dated on or about the date hereof (as amended, modified or supplemented from time to time, the “Investor Rights Agreement”); and

WHEREAS, the execution and delivery of this Agreement and the Investor Rights Agreement are an inducement and a condition precedent to the purchase by certain of the Investors of Series C Convertible Preferred Shares of the Company under a Series C Preferred Share Purchase Agreement dated as of the date hereof by and among the Company and certain of the Investors (the “Series C Share Purchase Agreement”). The parties wish to agree as to certain rights to require the registration of certain of the Company’s equity securities held by the Investors.

WHEREAS, certain terms used herein are defined in Section 4 hereof. Capitalized terms used but not defined herein shall have the meanings given them in the Investor Rights Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and the investment by certain of the Investors under the Series C Share Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Demand Registration Rights.

(a) If, at any time after 180 days after the initial Public Offering of the Company’s equity securities, (i) the holders of at least 25% of the Registrable Securities held by the Investors, (ii) the holders of at least a majority of the Series B Registrable Securities, or (iii) the holders of at least a majority of the Series C Registrable Securities request the Company to file a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering the registration of Registrable Securities, the Company shall (1) within ten (10) days notify all holders of Registrable Securities of such request and (2) use its best efforts to so register under the Securities Act the Registrable Securities initially requested to be registered and the Registrable Securities of all other holders who request within twenty (20) days after receiving the Company’s notice that their Registrable Securities be included therein, provided that the Company shall only be required to register securities under this Section 1 if the anticipated aggregate offering price of such offering of all such Registrable Securities is more than $5,000,000. The Company shall not be obligated to effect more than two (2) such demand registrations requested by the holders of Registrable Securities, the holders of Series B Registrable Securities and the holders of Series C Registrable Securities pursuant to this Section 1(a)(i), (ii) and (iii) within any twelve-month period. The holders shall only have a right to make two (2) such demand registrations pursuant to this Section 1.

(b) If the holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 1(a)(i), (ii) or (iii), as applicable, and the Company shall include such information in the written notice referred to in Section 1(a)(1). In such event, the right of any holder to include such holder’s Registrable Securities in such registration shall be conditioned upon such holder’s participation in such underwriting and the inclusion of such holder’s Registrable Securities in the underwriting to the extent provided herein. All holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. If the underwriter managing the offering determines that, because of marketing considerations, all of the Registrable Securities requested to be registered may not be included in the offering then, all holders of Registrable Securities who have requested registration shall participate in the offering pro rata based upon the number of Registrable Securities which they have requested to be so registered, it being acknowledged and agreed that such pro rata reduction to be applied first, to shares other than Registrable Securities, which shares will not be included in the registration unless all Registrable Securities requested to be included in the registration have been included, second, to shares held by the holders of Registrable Securities (other than the Series A Registrable Securities, the Series B Registrable Securities and the Series C Registrable Securities) requested to be included in the registration, and third, one-third (1/3) from each of the Series A Registrable Securities, the Series B Registrable Securities and the Series C Registrable Securities, each such series as a separate class, with the reductions being made pro rata within each such class.

(c) If the Company includes in any registration required under this Section 1 a number of shares other than Registrable Securities that exceeds the number of Registrable Securities to be included, then such registration shall be deemed to be a registration under Section 2 instead of this Section 1. In all other cases where the Company includes in such registration any shares other than Registrable Securities, such registration shall remain subject to this Section 1; provided, that in no event shall other shares be included if such inclusion would (i) prevent holders of Registrable Securities from registering all Registrable Securities requested by them or (ii) adversely affect the offering price of the Registrable Securities in such registration.

(d) The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1 if the holders propose to dispose of shares of Registrable Securities that may immediately be registered on Form S-3 pursuant to a request made pursuant to Section 3 below. The Company shall not be obligated to register any Securities under this Agreement other than Common Shares (or, if applicable, the shares of common stock of any corporate successor of the Company).

(e) Notwithstanding anything to the contrary set forth herein, if the Company shall furnish to holders requesting to register Registrable Securities a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Managers/Directors of the Company it would be materially detrimental to the Company and its stockholders for such registration statement to become effective or to remain effective as long as such registration statement would otherwise be required to remain effective because such action (x) would materially interfere with a significant acquisition, corporate reorganization or other similar transaction involving the Company, (y) would require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential or (z) would render the Company unable to comply with requirements under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company shall have the right to defer taking action with respect to such filing for a period of not more than ninety (90) days after receipt of such request from the holders of Registrable Securities; provided, that the Company may not utilize this right more than once in any twelve-month period; and, provided further, that the Company shall not register any securities for the account of itself or any other Person during such ninety (90) day period other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or pursuant to a transaction under Rule 145 of the Securities Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Shares being registered are Common Shares issuable upon conversion of debt securities that are also being registered.

(f) In the event that the initial Public Offering of the Company’s equity securities occurs on the Hong Kong H Share Market or on AIM (a market operated by the London Stock Exchange), the holders of Registrable Securities shall also have the right to require the Company to register or list Registrable Securities for offer and sale on such market in a manner substantially similar to the manner set forth in Section 1(a)-(e) above and Section 6 below with respect to registrations under the Securities Act, with such changes as are reasonable to reflect the different procedures and regulations applicable to such market.

2. Piggyback Registration Rights.

(a) Whenever the Company proposes to register any Securities for its own or others’ account under the Securities Act (other than (i) a registration relating to employee benefit plans or a registration solely relating to shares to be sold under Rule 145 or a similar provision under the Securities Act; (ii) a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iii) a registration in which the only securities being registered are securities issuable upon conversion of debt securities which are also being registered), the Company shall give each holder of Series A Registrable Securities, Series B Registrable Securities, and Series C Registrable Securities prompt written notice of its intent to do so. Upon the written request of any such holder given within twenty (20) days after receipt of such notice, the Company will use commercially reasonable efforts to cause to be included in such registration all of the Registrable Securities which such holder requests. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2(a) prior to the effectiveness of such registration whether or not any holder has elected to include securities in such registration.

(b) If the Company is advised in writing in good faith by any managing underwriter of the Securities being offered pursuant to any registration statement under this Section 2 that, because of marketing considerations, the number of shares to be sold by Persons other than the Company is greater than the number of such shares which can be offered without adversely affecting the offering, the Company may reduce pro rata the number of shares offered for the accounts of such Persons (based upon the number of shares requested by each such Person to be included in the registration) to a number deemed satisfactory by such managing underwriter. Such pro rata reduction shall be applied first, to shares other than Registrable Securities, which shares will not be included in the registration unless all Registrable Securities requested to be included in the registration have been included, second, pro rata among the Registrable Securities requested to be included in the registration (other than the Series B Registrable Securities and the Series C Registrable Securities), third, pro rata among the Series B Registrable Securities, and fourth, pro rata among the Series C Registrable Securities.

(c) In the event that the Company proposes to register or list any Securities for its own or others’ account on the Hong Kong H Share Market or AIM (a market operated by the London Stock Exchange), the holders of Registrable Securities shall also have the right to require the Company to register or list Registrable Securities for offer and sale on such market in a manner substantially similar to the manner set forth in Section 2(a)-(b) above and Section 6 below with respect to registrations under the Securities Act, with such changes as are reasonable to reflect the different procedures and regulations applicable to such market.

3. Form S-3 Registration Rights. If, at a time when Form S-3 is available for such registration, the Company shall receive from any holder of Registrable Securities a written request or requests that the Company effect a registration on Form S-3 of any of such holder’s Registrable Securities, the Company will promptly give written notice of the proposed registration to all other holders of Registrable Securities and, as soon as practicable, effect such registration and all related qualifications and compliances as may be requested and as would permit or facilitate the sale and distribution of all Registrable Securities as are specified in such request and any written requests of other holders given within twenty (20) days after receipt of such notice. The Company shall have no obligation to effect a registration under this Section 3 for holders of Registrable Securities (a) unless the aggregate offering price of the Registrable Securities requested to be sold pursuant to such registration is expected to be greater than $1,000,000 and (b) more often than once in any twelve-month period. Any registration under this Section 3 will not be counted as a registration under Section 1 above. If the holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 3 and the Company shall include such information in the written notice referred to in Section 3. The provisions of Section 1(b) shall be applicable to such request. In addition, in the event that, following a listing of Securities of the Company on the Hong Kong H Share Market or AIM (a market operated by the London Stock Exchange), registration or listing procedures similar to a Form S-3 are available with respect to such markets, the holders of Registrable Securities shall also have the right to require the Company to register or list Registrable Securities for offer and sale on such market in a manner substantially similar to the manner set forth in the foregoing provisions of this Section 3 and Section 6 below with respect to registrations on Form S-3, with such changes as are reasonable to reflect the different procedures and regulations applicable to such market.

4. Definitions.

(a) As used herein, “Common Shares” shall have the meaning assigned to such term in the LLC Agreement.

(b) As used herein, “Registrable Securities” means all (i) Common Shares issued or issuable upon conversion of all Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares of the Company, (ii) any Common Shares of the Company acquired by holders of Series A Preferred Shares, holders of Series B Preferred Shares and holders of Series C Preferred Shares pursuant to any preemptive right, right of first refusal or otherwise (including Common Shares issued or issuable upon conversion of other Securities acquired by the holders of Series A Preferred Shares, holders of Series B Preferred Shares and holders of Series C Preferred Shares from time to time), and (iii) any other Common Shares of the Company issued or issuable in respect of any of such Securities listed in clause (i) or clause (ii) (as a result of conversion, stock splits, stock dividends, stock combinations, reclassifications, recapitalizations or other similar events), including any shares of common stock issued by any successor corporation to the Company.

(c) As used herein, “Securities” means Shares or any equity interest or security convertible into or exchangeable for Shares, or any option, warrant or other right to acquire Shares or such equity interest or security, and shall include, without limitation, the Series A Preferred Shares, the Series B Preferred Shares and the Series C Preferred Shares.

(d) As used herein, “Series A Registrable Securities” means all (i) Common Shares issued or issuable upon conversion of all Series A Preferred Shares of the Company, (ii) any Common Shares of the Company acquired by holders of Series A Preferred Shares pursuant to any preemptive right, right of first refusal or otherwise (including Common Shares issued or issuable upon conversion of other Securities acquired by the holders of Series A Preferred Shares from time to time), and (iii) any other Common Shares of the Company issued or issuable in respect of any of such Securities listed in clause (i) or clause (ii) (as a result of conversion, stock splits, stock dividends, stock combinations, reclassifications, recapitalizations or other similar events), including any shares of common stock issued by any successor corporation to the Company.

(e) As used herein, “Series B Registrable Securities” means all (i) Common Shares issued or issuable upon conversion of all Series B Preferred Shares of the Company, (ii) any Common Shares of the Company acquired by holders of Series B Preferred Shares pursuant to any preemptive right, right of first refusal or otherwise (including Common Shares issued or issuable upon conversion of other Securities acquired by the holders of Series B Preferred Shares from time to time), and (iii) any other Common Shares of the Company issued or issuable in respect of any of such Securities listed in clause (i) or clause (ii) (as a result of conversion, stock splits, stock dividends, stock combinations, reclassifications, recapitalizations or other similar events), including any shares of common stock issued by any successor corporation to the Company.

(f) As used herein, “Series C Registrable Securities” means all (i) Common Shares issued or issuable upon conversion of all Series C Preferred Shares of the Company, (ii) any Common Shares of the Company acquired by holders of Series C Preferred Shares pursuant to any preemptive right, right of first refusal or otherwise (including Common Shares issued or issuable upon conversion of other Securities acquired by the holders of Series C Preferred Shares from time to time), and (iii) any other Common Shares of the Company issued or issuable in respect of any of such Securities listed in clause (i) or clause (ii) (as a result of conversion, stock splits, stock dividends, stock combinations, reclassifications, recapitalizations or other similar events), including any shares of common stock issued by any successor corporation to the Company.

(g) As used herein, “Shares” shall have the meaning given to it in the LLC Agreement.

(h) Whenever reference is made in this Agreement to the request or consent of holders of a certain percentage of Registrable Securities, the determination of such percentage shall include Common Shares (or the common stock of a successor corporation or Affiliate) issuable upon conversion or exercise of any vested Securities that are held by Persons who are holders of Registrable Securities or who would be holders of Registrable Securities upon the conversion or exercise of such Securities.

5. Selection of Underwriter. The managing underwriter of any offering in which an underwriter is utilized shall be selected by the Company.

6. Registration Procedures. If and whenever the Company is required by the provisions of this Agreement to use its best efforts to effect the registration of any of the Registrable Securities under the Securities Act, the Company shall:

(a) as expeditiously as possible (and, in the case of a registration under Section 1, within sixty (60) days of any request thereunder) file with the Securities and Exchange Commission (the “Commission”) a registration statement, in form and substance required by the Securities Act, with respect to such Registrable Securities and use its best efforts to cause that registration statement to become effective;

(b) as expeditiously as possible, prepare and file with the Commission any amendments and supplements to the registration statement and the prospectus included in the registration statement as may be necessary to keep the registration statement effective, in the case of a firm commitment underwritten public offering, until completion of the distribution of all Securities described therein and, in the case of any other offering, until the earlier of (i) the sale of all Registrable Securities covered thereby or (ii) 180 days after the effective date thereof;

(c) as expeditiously as possible, furnish to each holder that requested that Registrable Securities be included in such registration, such reasonable numbers of copies of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such holder;

(d) as expeditiously as possible, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by the registration statement under the securities or Blue Sky laws of such states as the holders thereof shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the holders thereof to consummate the public sale or other disposition in such states of the Registrable Securities owned by the holders; provided, however, that the Company shall not be required in connection with this paragraph (d) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction;

(e) in connection with each registration covering an underwritten public offering, enter (and each participating holder agrees to enter) into a written agreement with the managing underwriter in such form and containing such provisions (including, if the underwriter so requests, customary contribution provisions on the part of the Company) as are customary in the securities business for such an arrangement between such underwriter and companies of the Company’s size and investment stature; provided, that the holders shall not be obligated to enter into any such underwriting agreement if the indemnification provisions thereof are materially more burdensome on such holder than those contained herein or if any lock-up requirement therein is for a period that materially exceeds the period required by this Agreement;

(f) at the request of any participating holder, furnish to each underwriter, if any, a legal opinion of its counsel and a letter from its independent certified public accountants, each in customary form and substance, at such time or times as such documents are customarily provided in the type of offering involved;

(g) whenever the Company is registering any Securities under the Securities Act and a holder of Registrable Securities is selling Securities under such registration or determines that it may be a controlling person under the Securities Act, keep such holder advised of the initiation, progress and completion of such registration, allow such holder and such holder’s counsel to participate in the preparation of the registration statement and to have access to all relevant corporate records, documents and information, and take all such other action as such holder may reasonably request;

(h) as of the effective date of any registration statement relating thereto, cause all such Registrable Securities to be listed on each securities exchange on which similar Securities issued by the Company are then listed, and, if not so listed, to be listed on the New York Stock Exchange, the Nasdaq National Market, AIM (a market operated by the London Stock Exchange) or the Hong Kong Stock Exchange; and

(i) as of the effective date of any registration statement relating thereto, provide a transfer agent and registrar for all such Registrable Securities.

Each holder of Registrable Securities included in a registration shall furnish to the Company such information regarding such holder and the distribution proposed by such holder as the Company may reasonably request in writing and as shall be required in connection with the registration, qualification or compliance contemplated by this Agreement.

7. Expenses. The Company will pay all expenses incurred by the Company in complying with this Agreement, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, transfer taxes, fees and expenses of counsel for the Company and the fees and expenses of one counsel selected by the holders of a majority of the Registrable Securities to be included in such registration to represent them, state securities or Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts and selling commissions relating to the sale of the Registrable Securities; provided, that the Company shall not be required to pay for any expenses of any registration begun pursuant to Section 1 if the registration request is subsequently withdrawn at the request of the holders of a majority of the Registrable Securities requesting such registration (calculated on an as-if converted to Common Share basis, assuming the conversion, exchange or exercise of all Securities), in which case the withdrawing holders of the Registrable Securities shall bear such expenses, unless the holders of at least a majority of the Registrable Securities requesting such registration agree to forfeit their right to one (1) demand registration pursuant to Section 1 (in which case the Company shall be required to pay such expenses); and, provided further, that if, at the time of such withdrawal, the holders of Registrable Securities have learned of a material adverse change in the condition, business, or prospects of the Company from that known to such holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, or if the Company has exercised its right to delay such registration as provided in Section 1(e) and the holders of Registrable Securities have withdrawn such request with reasonable promptness following notice by the Company of its exercise of such right, then the withdrawing holders of Registrable Securities shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1. If the withdrawing holders of Registrable Securities are required to pay any expenses under this Section 7, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting the withdrawal of such registration in proportion to the number of shares for which registration was requested.

8. Notification. The Company shall promptly notify each holder of Registrable Securities covered by any registration statement of any event which results in the prospectus included in such registration statement or such registration statement, as then in effect, containing an untrue statement of a material fact relating to the Company or omitting to state a material fact relating to the Company required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

9. Indemnification and Contribution.

(a) Indemnification by the Company. The Company shall indemnify and hold harmless each holder of Registrable Securities included in any registration of the Company’s Securities, its officers, directors, managers, members, partners and affiliates, each underwriter of the Registrable Securities being sold by such holder, and each controlling person of any of the foregoing, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering, circular, or other document relating to such Registrable Securities (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act, or the Securities Exchange Act of 1934, as amended, or any other applicable law, or any rule or regulation respectively promulgated thereunder, applicable to the Company and relating to action or inaction required of the Company in connection with any registration, qualification or compliance contemplated by this Agreement, and will reimburse each such holder, each of its officers, directors, managers, members, partners and affiliates, and each such underwriter and controlling person for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, whether or not resulting in liability; provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability (i) arises out of or is based on any untrue statement or omission based upon and in conformity with written information furnished to the Company by or on behalf of a holder, underwriter, controlling person or other aforementioned person and stated to be specifically for use therein or (ii) results solely from the failure of a holder to deliver a copy of the registration statement, prospectus, offering circular or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies thereof.

(b) Indemnification by the Holders of Registrable Securities. Each participating holder of Registrable Securities shall, severally and not jointly, indemnify and hold harmless the Company, each of its directors and managers, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, each underwriter of the Registrable Securities, each other participating holder of Registrable Securities, its officers, directors, managers, members, partners and affiliates, and each controlling person of any of the foregoing, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) made by the holder of Registrable Securities of a material fact contained in any prospectus, offering circular, or other document relating to the Registrable Securities (or in any related registration statement, notification or the like) or any omission (or alleged omission) made by the holder of Registrable Securities to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or by the failure of such holder to deliver a copy of the registration statement, prospectus, offering circular, or any amendments or supplements thereto after the Company has furnished the holder with a sufficient number of copies thereof, and will reimburse the Company and each such director, manager, officer, underwriter, member, other participating holder, partner, affiliate or controlling person referred to above for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, provided, however, that no holder of Registrable Securities will be liable in any such case except to the extent that any such claim, loss, damage or liability arises out of any untrue statement or omission based upon and in conformity with written information furnished to the Company by or on behalf of such holder and stated to be specifically for use therein and, provided further, that no holder of Registrable Securities will be liable under this Section for losses, costs, damages or expenses exceeding in the aggregate the net proceeds paid to such holder in such offering.

(c) Procedures for Indemnification. Each party entitled to indemnification under Subsection (a) or (b) (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld or delayed); and, provided further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement. The Indemnified Party may participate in such defense at such party’s expense; provided, however, that the Indemnifying Party shall pay such expense if the Indemnified Party shall believe reasonably and in good faith that representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party, which consent will not be unreasonably withheld or delayed.

(d) Contribution. If the indemnification provided for in Subsections (a) or (b) is unavailable to any Indemnified Party thereunder in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to in such Subsections, then each Person that would have been an Indemnifying Party thereunder shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and such Indemnified Party on the other. The relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or such Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, or whether such losses, claims, damages or liabilities (or actions in respect thereof) arose out of the action or failure to act of one or more of such parties. Notwithstanding the foregoing, (i) no holder of Registrable Securities will be required to contribute any amount in excess of the net proceeds paid to such holder of all Registrable Securities sold by such holder pursuant to such registration statement, and (ii) no Person guilty of fraudulent misrepresentation, within the meaning of Section 10(f) of the Securities Act, shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

10. Reports Under Exchange Act. With a view to making available to the holders of Registrable Securities the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the Commission that may at any time permit a holder to sell Securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to use commercially reasonable efforts to satisfy the requirements of all such rules and regulations (including the requirements for public information, registration under the Exchange Act and timely reporting to the Commission) at the earliest possible date required by law. The Company will furnish to each holder of Registrable Securities, whenever requested, a written statement as to its compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, a copy of its most recent annual or quarterly report, and such other reports and information filed by the Company as such holder may reasonably request in connection with the sale of Registrable Securities without registration.

11. Lock-Up Agreement. Each holder of Registrable Securities agrees that in connection with the initial Public Offering of the Company’s Securities, and upon the request of the managing underwriter in such offering, such holder will not lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Securities of the Company held immediately prior to the effectiveness of the registration statement for such offering, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Securities of the Company (whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of securities, in cash or otherwise, but excluding shares of Registrable Securities to be included in such registration), in each case, without the prior written consent of such underwriter, for such period of time as may be requested by such underwriter not to exceed 180 days after the effective date of such registration (subject to extension by the managing underwriter to the extent required to comply with Rule 5110 of the Financial Industry Regulatory Authority, Inc.). The obligation of the holders of Registrable Securities under this Section 11 is conditioned upon the agreement of the Company’s officers, directors and greater than one percent 1% stockholders of the Company (calculated on a fully-diluted, as-converted to Common Shares basis) to be bound to terms similar to those contained in this Section 11. Notwithstanding anything to the contrary contained in this Section 11, each holder of Registrable Securities shall be released, pro rata, from any lock-up agreement entered into pursuant to this Section 11 in the event and to the extent that the managing underwriter or the Company permit any discretionary waiver or termination of the restrictions of any lock-up agreement pertaining to any officer, director or holder of greater than 1% of the outstanding Securities of the Company (calculated on an as-converted to Common Share basis).

12. Delay of Registration. Each holder of Registrable Securities shall not take any action to restrain, enjoin or otherwise delay any registration contemplated by this Agreement as the result of any controversy which might arise with respect to the interpretation or implementation of this Agreement.

13. Notices. All notices, demands, requests or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered in person, or by nationally recognized overnight courier service, to the addresses of the respective parties for notices in accordance with the Investor Rights Agreement (or, if the address of a holder of Registrable Securities is not included therein, at the address of such holder on the Company’s books and records).

14. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns including without limitation (i) any permitted transferee of a holder of Registrable Securities or (ii) any successor corporation of the Company; provided, that the Company may not assign its rights and obligations hereunder without the consent of the holders of a majority of the Registrable Securities outstanding at the time of such assignment except that such consent shall not be required in connection with a corporate conversion pursuant to Section 13(i) of the LLC Agreement or any reorganization of the Company; provided further, that any transferee of a holder of Registrable Securities must first become a signatory to this Agreement as a holder of Registrable Securities, agreeing to be bound by all the terms of this Agreement (which event shall not be deemed to be an amendment or modification of this Agreement).

15. Termination and Survival. The rights set forth in Sections 1 through 8 and 10 will terminate with respect to any holder on the earliest of (a) seven (7) years after the closing of the Company’s initial Public Offering, (b) such time as such holder can sell all of its Registrable Securities in any three-month period without registration pursuant to Rule 144 under the Securities Act, or (c) upon the bona fide acquisition of the Company by an unrelated third party, if such successor corporation requires the termination of such registration rights. All of the other obligations set forth herein, including without limitation the obligations of the parties under Section 9 hereof, shall survive indefinitely.

16. Severability and Governing Law. If any provision of this Agreement is rendered void, invalid or unenforceable by any court of law for any reason, such invalidity or unenforceability shall not void or render invalid or unenforceable any other provision of this Agreement. This Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted, construed and enforced in accordance with the internal laws of the State of New York, without regard to its choice of law principles.

17. Jurisdiction; Consent to Service of Process. (a) Each of the Company and each Investor hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the New York state court located in the Borough of Manhattan, City of New York or the United States District for the Southern District of New York (as applicable, a “New York Court”), and any appellate court from any such court, in any suit, action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment resulting from any such suit, action or proceeding, and each of the Company and each Investor hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in the New York Court.

(b) It will be a condition precedent to the Company’s and each Investor’s right to bring any such suit, action or proceeding that such suit, action or proceeding, in the first instance, be brought in the New York Court (unless such suit, action or proceeding is brought solely to obtain discovery or to enforce a judgment), and if each such court refuses to accept jurisdiction with respect thereto, such suit, action or proceeding may be brought in any other court with jurisdiction.

(c) None of the Company or any Investor may move to (i) transfer any such suit, action or proceeding from the New York Court to another jurisdiction, (ii) consolidate any such suit, action or proceeding brought in the New York Court with a suit, action or proceeding in another jurisdiction unless such motion seeks solely and exclusively to consolidate such suit, action or proceeding in the New York Court, or (iii) dismiss any such suit, action or proceeding brought in the New York Court for the purpose of bringing or defending the same in another jurisdiction.

(d) Each of the Company and each Investor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, (i) any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in the New York Court, (ii) the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in the New York Court, and (iii) the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such Person. Each of the Company and each Investor irrevocably consents to service of process in any manner permitted by law. Notwithstanding the foregoing, this Section 17 will not apply to any suit, action or proceeding by any Investor or any officer, director, employee, partner or shareholder of any Investor seeking indemnification or contribution pursuant to this Agreement or otherwise in respect of a suit, action or proceeding against such Person by a third party if such suit, action or proceeding by such Person seeking indemnification or contribution is brought in the same court as the suit, action or proceeding against such Person.

18. Amendments; Waivers. This Agreement may be amended, modified or waived, only with the written consent of (a) the Company and (b) the holders of a majority of the Registrable Securities outstanding at the time of such amendment, modification or waiver; provided, that (w) any amendment, modification or waiver that adversely affects the holders of the Series C Registrable Securities shall require the consent of the holders of a majority of the Series C Registrable Securities, (x) any amendment, modification or waiver that adversely affects the holders of the Series B Registrable Securities shall require the consent of the holders of a majority of the Series B Registrable Securities, (y) any amendment, modification or waiver that adversely affects the holders of the Series A Registrable Securities shall require the consent of the holders of a majority of the Series A Registrable Securities, and (z) no amendment, modification or waiver may treat one holder or group of holders more adversely than any other holder or group of holders without the consent of such holder or the consent of the holders of a majority of the Registrable Securities of the group of holders adversely affected by such amendment, modification or waiver. No failure to exercise or delay in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights provided hereunder are cumulative and not exclusive of any rights provided by law.

19. Counterparts. This Agreement may be executed in one or more counterparts, and with counterpart signature pages (including signature pages delivered by facsimile), each of which shall be an original, but all of which together shall constitute one in the same Agreement.

20. Integration. This Agreement, including the exhibits, documents and instruments referred to herein or therein, constitutes the entire agreement among the parties with respect to the subject matter. Upon the effectiveness of this Agreement, the Series B Agreement shall be deemed amended and restated in its entirety by this Agreement, and shall be of no further force or effect.

21. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and the other documents and agreements contemplated herein. In the event an ambiguity or question of intent or interpretation arises under any provision of this Agreement or any other document or agreement contemplated herein, this Agreement and such other documents and agreements shall be construed as if drafted jointly by the parties thereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authoring any of the provisions of this Agreement or any other documents or agreements contemplated herein.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amended and Restated Registration Rights Agreement as a sealed instrument as of the date first above written.

COMPANY:

CHINA RISK FINANCE LLC

By:	/s/ Gary Wang
Name:	Gary Wang
Title:	Manager

INVESTORS:

HARVEST EQUITY COMPANY LIMITED

By:	/s/ Andrew Tsung-Jen Lai
Name:	Andrew Tsung-Jen Lai
Title:	Director

[Signature page to the Amended and Restated Registration Rights Agreement]